Exhibit 10.25

BOARD ADVISOR AGREEMENT

THIS AGREEMENT is made effective as of June 23, 2006 by and between William G. Bradley, M.D., an individual (“Advisor”) and NightHawk Radiology Holdings, Inc., a Delaware corporation (the “Company”).

The Company wishes to retain the Advisor as an outside advisor to the Company’s Board of Directors (the “Board”), and the Advisor desires to perform such services. Accordingly, the parties hereby agree as follows:

1. Advisory Services. Advisor will provide information, counsel and assistance as requested by the Board in furtherance of the Company’s business strategies. Advisor will also perform such other duties as are agreed upon from time to time by the Advisor and the Board (collectively, the “Advisory Services”). Advisor agrees to use his or her best efforts to attend and participate in each Board meeting. The Company will provide the Advisor with at least thirty (30) days prior notice of scheduled Board meetings, and in the event of the need for additional meetings of the Board, will provide Advisor with reasonable notice for such additional meetings.

2. Advisory Fee. In connection with the Advisory Services, Advisor will be compensated at a rate equal to $1,000 for each Board meeting attended in person or $500 for each Board meeting attended via teleconference.

3. Payment and Reimbursement of Expenses. Company shall reimburse Advisor for (i) Advisor’s reasonable out-of-pocket expenses incurred in connection with Board meeting attendance and (ii) other pre-approved out-of-pocket expenses directly related to services rendered by Advisor under this Agreement but not incurred in connection with Advisor’s attendance at Board meetings. Reimbursement shall be made by the Company according to its usual and customary accounting and payment procedures.

4. Confidentiality.

(a) The Advisor acknowledges that, during the course of performing his services hereunder, the Company will be disclosing information to the Advisor in connection with the Advisory Services, including but not limited to projects, products, services, potential customers, personnel, business plans, and finances, as well as other commercially valuable information (collectively “Confidential Information”). The Advisor acknowledges that the Company’s business is extremely competitive and that any disclosure of the Confidential Information would result in serious harm to the Company.

(b) The Advisor agrees that the Confidential Information will be used by the Advisor only in connection with Advisory Services and will not be used in any way that is detrimental to the Company.

(c) The Advisor agrees not to disclose, directly or indirectly, the Confidential Information to any third person or entity, other than representatives or agents of the Company. The Advisor will treat all such information as confidential and proprietary property of the Company.

(d) The term “Confidential Information” does not include information that (i) is or becomes generally available to the public other than by disclosure in violation of this Agreement, (ii) was within the Advisor’s possession prior to being furnished by the Company, (iii) becomes available to the Advisor on a nonconfidential basis, or (iv) was independently developed by the Advisor without reference to the information provided by the Company.

(e) The Advisor may disclose any Confidential Information that is required to be disclosed by law, government regulation or court order. If disclosure is required, the Advisor will give the Company advance notice so that the Company may seek a protective order or take other action reasonable in light of the circumstances.

(f) The Advisor shall continue to be bound by the terms of the confidentiality provisions contained in this Section 4 for a period of two years after the termination of the Advisory Services by Advisor.

5. Other Matters. Advisor understands that the Company is not seeking to obtain any information that is proprietary to any prior or current business relation of Advisor. Advisor shall not, in performing services for the Company, make use of any such proprietary information of third parties.

6. Restrictions on Trading. The Advisor agrees that he will continue to be subject to the provisions of the Company’s Insider Trading Policy.

7. Assignment. To the extent necessary for the Company’s complete ownership of all property rights embodied in the Confidential Information or Company developments (the “Developments”) (i.e. to the extent the Confidential Information or Developments cannot legally be considered “work made for hire” and with respect to patent, trade secret and other rights), Advisor hereby sells, assigns, grants, transfers, and delivers to the Company, and its successors and assigns, all Advisor’s right, title and interest in and to the Confidential Information or Developments, and the right to secure patent rights, copyrights, and other intellectual property rights throughout the world, and to have and to hold such rights in perpetuity. Advisor further waives for himself or his successors in interest, any right they may have now or in the future to terminate or waive this assignment.

8. Further Assurances. Advisor agrees to assist and cooperate with the Company in obtaining, maintaining, and enforcing any U.S. or foreign patents, copyrights, trademarks, service marks, trade secrets or other intellectual property rights relating in any manner to the Advisory Services, including, but not limited to, executing applications therefor and other documents relating thereto, and rendering all such assistance and testimony as may be reasonably necessary to protect the rights of the Company or its designee. All such filings and enforcement activities shall be conducted at the Company’s expense.

9. Relationship of the Parties: Terminable At Will. In the performance of all services under this Agreement, Advisor shall be an independent contractor and not an employee of the Company. Advisor shall have no right to bind the Company, transact any business in the name of the Company or on its behalf in any matter, or make any promises or representations on behalf of the Company. As an independent contractor, Advisor shall be solely responsible for all income, self-employment, social security, medicare, unemployment or other federal or state withholding or taxes applicable to compensation paid to Advisor by the Company under this Agreement; provided, however, that the Company shall have a right to make any and all tax withholdings reasonably deemed necessary or appropriate by the Company. This Agreement and the relationship of the parties are terminable at will by either party, at any time, with or without cause.

10. Use of Name. It is understood that the name of the Advisor and Advisor’s affiliation with any employer may appear in disclosure documents required by securities laws, and in other regulatory and administrative filings in the ordinary course of the Company’s business.

11. No Conflict; Valid and Binding. The Advisor represents that neither the execution of this Agreement nor the performance of the Advisor’s obligations under this Agreement will result in a violation or breach of any other agreement by which the Advisor is bound. The Company represents that this Agreement has been duly authorized and executed and is a valid and legally binding obligation of the Company, subject to no conflicting agreements.

12. Assignment. This Agreement may not be assigned.

13. Entire Agreement; Waiver; Separability. This Agreement, except as supplemented or modified in writing between the parties, constitutes the entire agreement between the parties with respect to the subject matter hereof. No waiver of breach shall constitute a subsequent waiver of any subsequent breach, and if any provision of this Agreement be held invalid, the remaining provisions shall remain enforceable.

14. Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Idaho (without giving effect to any choice or conflict of laws provision or rule). Venue of any action or other proceeding brought on or in connection with this Agreement shall be in Kootenai County, Idaho.

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

/s/ Paul E. Berger
Paul E. Berger, M.D.
President and Chief Executive Officer

ADVISOR

/s/ William G. Bradley
William G. Bradley